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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Cullen/Frost Bankers, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 West Houston Street
San Antonio, Texas 78205

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 26, 2007

To the Shareholders of
CULLEN/FROST BANKERS, INC.:

The Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. (“Cullen/Frost”) will be held in the Commanders Room at The Frost National Bank, 100 West Houston Street, San Antonio, Texas, on Thursday, April 26, 2007, at 11:00 a.m., San Antonio time, for the following purposes:

1.	To elect four nominees to serve as Class II directors for a three-year term that will expire at the 2010 Annual Meeting of Shareholders and one nominee to serve as a Class III director for a one-year term that will expire at the 2008 Annual Meeting of Shareholders; and

2.	To approve the Cullen/Frost Bankers, Inc. 2007 Outside Directors Incentive Plan; and

3.	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2007; and

4.	To transact any other business that may properly come before the meeting.

You must be a shareholder of record at the close of business on March 9, 2007 to vote at the Annual Meeting. In order to hold the meeting, holders of a majority of the outstanding shares must be present either in person or by proxy.

Your vote is important, so please promptly complete and return the enclosed proxy card in the postage prepaid envelope provided.

All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

STAN McCORMICK
Corporate Secretary

Dated: March 26, 2007

i

100 West Houston Street
San Antonio, Texas 78205

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 26, 2007

INTRODUCTION

The Board of Directors of Cullen/Frost Bankers, Inc. (“Cullen/Frost” or the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders and any adjournment or postponement thereof. The meeting will be held in the Commanders Room at The Frost National Bank, 100 West Houston Street, San Antonio, Texas, on Thursday, April 26, 2007 at 11:00 a.m., San Antonio time. This Proxy Statement and the accompanying proxy card will be mailed to shareholders beginning on or about March 26, 2007.

Record Date and Voting Rights

The close of business on March 9, 2007 has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. The only class of securities of Cullen/Frost outstanding and entitled to vote at the Annual Meeting is Common Stock, par value $0.01 per share. On March 9, 2007, there were outstanding 59,963,652 shares of Common Stock, with each share entitled to one vote.

Proxies

All shares of Cullen/Frost Common Stock represented by properly executed proxies, if timely returned and not subsequently revoked, will be voted at the Annual Meeting in the manner directed in the proxy. If a properly executed proxy does not provide directions, it will be voted for all proposals listed on the proxy and in the discretion of the persons named as proxies with respect to any other business that may properly come before the meeting.

A shareholder may revoke a proxy at any time before it is voted by delivering a written revocation notice to the Corporate Secretary of Cullen/Frost Bankers, Inc., 100 West Houston Street, San Antonio, Texas 78205. A shareholder who attends the Annual Meeting may, if desired, vote by ballot at the meeting, and such vote will revoke any proxy previously given.

Quorum and Voting Requirements

A quorum of shareholders is required to hold a valid meeting. If the holders of at least a majority of the issued and outstanding shares of Company Common Stock are present at the Annual Meeting in person or represented by proxy, a quorum will exist. Shares for which votes are withheld, as well as abstentions and broker non-votes, are counted as “present” for establishing a quorum.

Directors are elected by a plurality of the votes cast at the Annual Meeting. Accordingly, the nominees receiving the highest number of votes will be elected. In the election of Directors, votes may be cast “for” or “withhold authority” with respect to any or all nominees. Votes that are “withheld” will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The approval of the Cullen/Frost Bankers, Inc. 2007 Outside Directors Incentive Plan requires the affirmative vote of the holders of at least a majority of the shares of Cullen/Frost’s Common Stock having voting power and present in person or represented by proxy at the annual meeting; provided, that, the total votes cast on this proposal represent over 50% of the outstanding shares of Cullen/Frost’s Common Stock. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote at the annual meeting, and therefore, will have the effect of a negative vote. A broker non-vote, as described below, is not counted as a vote cast, and therefore, could prevent the total votes cast on this proposal from representing over 50% of the outstanding shares of Common Stock, but will not otherwise have an effect on this vote.

With respect to the other matters to be voted on at the annual meeting, including the ratification of Ernst & Young LLP to act as our independent auditors for the 2007 fiscal year, the affirmative vote of the holders of at least a majority of the shares of Cullen/Frost’s Common Stock having voting power and present in person or represented by proxy at the annual meeting will be the act of the shareholders. In voting for these other matters, shares may be voted “for” or “against” or “abstain”. An abstention will have the effect of a vote against these other matters.

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers, a so-called “broker non-vote,” unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker that holds shares in street name for customers has authority to vote on “routine” items if it has transmitted proxy-soliciting materials to the beneficial owner but has not received instructions from that owner. The election of Directors and the proposal to ratify the selection of Ernst & Young LLP to act as Cullen/Frost’s independent auditors are both “routine” items and the NYSE rules permit member brokers that do not receive instructions to vote on these items. However, the approval of the Cullen/Frost Bankers, Inc. 2007 Outside Directors Incentive Plan is a “non-routine” item and member brokers may not vote on this item unless they receive voting instructions.

Expenses of Solicitation

Cullen/Frost will pay the expenses of the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, Directors, officers, and employees of Cullen/Frost may solicit proxies by telephone, facsimile, in person or by other means of communication. Cullen/Frost also has retained Georgeson Shareholder Communications Inc. (“Georgeson”) to assist with the solicitation of proxies. Directors, officers, and employees of Cullen/Frost will receive no additional compensation for the solicitation of proxies, and Georgeson will receive a fee not to exceed $7,000.00, plus reimbursement for out-of-pocket expenses. Cullen/Frost has requested that brokers, nominees, fiduciaries, and other custodians forward proxy-soliciting material to the beneficial owners of Cullen/Frost Common Stock. Cullen/Frost will reimburse these persons for out-of-pocket expenses they incur in connection with its request.

ELECTION OF DIRECTORS
(Item 1 On Proxy Card)

The Company’s Bylaws provide for a classified Board of Directors. Directors are assigned to one of three classes, and all classes are as equal in number as possible. The term of office of Class I will expire at the 2009 Annual Meeting. The term of office of Class II will expire at the 2010 Annual Meeting, and the term of office of Class III will expire at the 2008 Annual Meeting.

The following four Directors currently assigned to Class II have been nominated to serve for a new three-year term: Mr. Richard W. Evans, Jr., Ms. Karen E. Jennings, Mr. Richard M. Kleberg, III and Mr. Horace Wilkins, Jr. In addition, one Director from Class II, Mr. T.C. Frost, has been nominated to serve in Class III until the 2008 Annual Meeting of Shareholders. If any nominee is unable to serve, the individuals named as proxies on the enclosed proxy card will vote the shares to elect the remaining nominees and any substitute nominee or nominees designated by the Board.

The tables below provide information on each nominee, as well as each Director whose term continues after the meeting.

Nominees for Three-Year Term Expiring in 2010 (Class II):

				Shares Owned(1,2)
				Amount and
				Nature of
		Principal Occupation During	Director	Beneficial
Name	Age	Past Five Years	Since	Ownership		Percent

Richard W. Evans, Jr.	60	Chairman of the Board, Chief Executive Officer, and President of Cullen/Frost; Chairman of the Board and Chief Executive Officer of The Frost National Bank, a Cullen/Frost subsidiary	1993	614,269	(5,6)	1.02%
Karen E. Jennings	56	Senior Executive Vice President Advertising and Corporate Communications, AT&T Inc.	2001	6,100		0.01%
Richard M. Kleberg, III	64	Investments	1992	38,425	(9)	0.06%
Horace Wilkins, Jr.	56	Former President, Special Markets, AT&T Inc.; former Regional President, AT&T Inc.	1997	2,400		0.00%

Directors Continuing in Office Term Expiring in 2009 (Class I):

				Shares Owned(1,2)
				Amount and
				Nature of
		Principal Occupation During	Director	Beneficial
Name	Age	Past Five Years	Since	Ownership		Percent

Crawford H. Edwards	48	President, Cassco Land Company	2005	329,554	(8)	0.55%
Ruben M. Escobedo	69	Certified Public Accountant	1996	33,000	(11)	0.05%
Patrick B. Frost	47	President, The Frost National Bank, a Cullen/Frost subsidiary	1997	927,584	(5,10)	1.54%
Robert S. McClane	67	President, McClane Partners, LLC; former Director of Prodigy Communications Corp.; former President of Cullen/Frost	1985	17,272		0.03%

Directors Continuing in Office Term Expiring in 2008 (Class III):

				Shares Owned(1,2)
				Amount and
				Nature of
		Principal Occupation During	Director	Beneficial
Name	Age	Past Five Years	Since	Ownership		Percent

R. Denny Alexander	61	Investments; former Chairman, Overton Bank & Trust and former Director, Overton Bancshares, Inc. (merged with Cullen/Frost)	1998	122,550	(3)	0.20%
Carlos Alvarez	56	Chairman, President and Chief Executive Officer of The Gambrinus Company	2001	110,000		0.18%
Royce S. Caldwell	68	Former Vice Chairman, AT&T Inc.	1994	12,800		0.02%
T.C. Frost	79	Senior Chairman of the Board of Cullen/Frost	1966	457,537	(5,7)	0.76%
Ida Clement Steen	54	Investments	1996	18,300	(4)	0.03%

(1)	Beneficial ownership is stated as of December 31, 2006 except for Mr. Royce S. Caldwell, Mr. Patrick B. Frost, Mr. T.C. Frost and Mrs. Ida Clement Steen which is stated as of February 28, 2007. The owners have sole voting and sole investment power for the shares of Company Common Stock reported unless otherwise indicated. Beneficial ownership includes the following shares that the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 2006 (or February 28, 2007 in the case of Mr. Royce S. Caldwell, Mr. Patrick B. Frost, Mr. T.C. Frost and Mrs. Ida Clement Steen): Mr. Richard W. Evans, Jr. 158,250; Mr. Patrick B. Frost 37,125 and Mr. Richard M. Kleberg, III 30,000; Mr. Ruben M. Escobedo 20,000; Mr. T.C. Frost 17,000; Ms. Ida Clement Steen and Mr. Carlos Alvarez 16,000; Mr. Royce S. Caldwell 12,000; Mr. R. Denny Alexander 10,000; Ms. Karen E. Jennings and Mr. Robert S. McClane 6,000; and Mr. Crawford H. Edwards and Mr. Horace Wilkins, Jr. 2,000. The number of shares of Cullen/Frost Common Stock beneficially owned by all Directors, nominees and named executive officers as a group is disclosed on page 27.

(2)	Reflects 2-for-1 stock split of the Company’s Common Stock in each of 1996 and 1999.

(3)	Includes 21,000 shares held by a charitable foundation for which Mr. R. Denny Alexander disclaims beneficial ownership.

(4)	Includes 1,100 shares in four trusts for which Ms. Ida Clement Steen shares voting and investment power with her husband.

(5)	Includes the following shares allocated under the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. for which each beneficial owner has both sole voting and sole investment power: Mr. T.C. Frost 50,810; Mr. Richard W. Evans, Jr. 42,030; and Mr. Patrick B. Frost 19,473.

(6)	Includes 120,003 shares held by a family limited partnership of which the general partner is a limited liability company of which Mr. Richard W. Evans, Jr. is the sole manager.

(7)	Includes (a) 336,992 shares held by various trusts of which Mr. T.C. Frost is the trustee, and (b) 33,684 shares held by the Pat and Tom Frost Foundation Trust for which Mr. T.C. Frost disclaims beneficial ownership. Mr. T.C. Frost may also be deemed to have shared investment power over 636,744 shares held by a limited partnership; Mr. T.C. Frost is the trustee of a trust that owns limited partnership interests in the limited partnership. Mr. Patrick B. Frost shares investment power over these shares with Mr. T.C. Frost. See footnote (10) below.

(8)	Includes (a) 102,616 shares held by four trusts of which Mr. Crawford H. Edwards is the trustee, and (b) 173,269 shares held in the Estate of Caswell O. Edwards, II, Deceased for which voting and investment power rests with the majority of four co-executors of the Estate.

(9)	Includes 8,400 shares held by a family partnership for which Mr. Richard M. Kleberg, III has sole voting and sole investment power.

(10)	Includes (a) 707,493 shares held by a limited partnership of which the general partner is a limited liability company of which Mr. Patrick B. Frost is the sole managing member, (b) 3,855 shares held by Mr. Patrick B. Frost’s children for which Mr. Patrick B. Frost is the custodian, (c) 630 shares held by Mr. Patrick B. Frost’s wife for which Mr. Patrick B. Frost disclaims beneficial ownership. With respect to the 707,493 shares held by a limited partnership, Mr. Patrick B. Frost has sole voting rights over all shares, sole investment power over 70,749 shares and shared investment power over 636,744 shares. Mr. T.C. Frost may also have shared investment power over 636,744 of these shares. See footnote (7) above.

(11)	Includes (a) 425 shares held by Mr. Ruben M. Escobedo’s wife for which Mr. Ruben M. Escobedo disclaims beneficial ownership, and (b) 2,150 shares for which Mr. Ruben M. Escobedo shares voting and investment power with his wife.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings and Attendance

The Board of Directors had seven meetings in 2006. Each of the Company’s current Directors attended at least 75 percent of the meetings of the Board and the Committees of the Board on which he or she served during 2006 except Carlos Alvarez who attended 67 percent.

The Board of Directors has a policy which encourages all Directors to attend the Annual Meeting of Shareholders and in 2006 eleven out of thirteen Directors attended the Annual Meeting.

Committees of the Board

The Board of Directors has five Committees, each of which is described in the chart below.

			Meetings
Committee	Members	Primary Responsibilities	in 2006

Audit	Ruben M. Escobedo (Chair) Royce S. Caldwell Richard M. Kleberg, III	• Assists Board oversight of the integrity of Cullen/Frost’s financial statements, Cullen/Frost’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the independent auditors and Cullen/Frost’s internal audit function.	6
		• Appoints, compensates, retains and oversees the independent auditors, and pre-approves all audit and non-audit services.
Compensation and Benefits	Royce S. Caldwell (Chair) Ruben M. Escobedo Karen E. Jennings	• Oversees the development and implementation of Cullen/Frost’s compensation and benefits programs. • Reviews and approves the corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance based on those goals and objectives and sets the CEO’s compensation based on the evaluation.	3
		• Oversees the administration of Cullen/Frost’s compensation and benefits plans.
Corporate Governance and Nominating	Royce S. Caldwell (Chair) Ruben M. Escobedo Karen E. Jennings	• Maintains and reviews Cullen/Frost’s corporate governance principles. • Oversees and establishes procedures for the evaluation of the Board. • Identifies and recommends candidates for election to the Board.	3
Executive	Richard W. Evans, Jr. (Chair) Patrick B. Frost T.C. Frost	• Acts for the Board of Directors between meetings, except as limited by resolutions of the Board, Cullen/Frost’s Articles of Incorporation or By-Laws and applicable law.	9
Strategic Planning	Richard W. Evans, Jr. (Chair) R. Denny Alexander Carlos Alvarez Royce S. Caldwell T.C. Frost	• Analyzes the strategic direction for Cullen/Frost, including reviewing short-term and long-term goals. • Monitors Cullen/Frost’s corporate mission statement and capital planning	4

The Board has adopted written charters for the Audit Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee. All of these charters are available at

www.frostbank.com or in print, to any shareholder making a request by contacting the Corporate Secretary, Stan McCormick, at 100 West Houston Street, San Antonio, Texas 78205.

As described in more detail below under “Certain Corporate Governance Matters — Director Independence,” the Board has determined that each member of the Audit Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee is independent within the meaning of the rules of the NYSE. The Board has also determined that each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission (the “SEC”). In addition, the Board has determined that each member of the Audit Committee is “financially literate” and that at least one member of the Audit Committee has “accounting or related financial management expertise,” in each case within the meaning of the NYSE’s rules. The Board has also determined that Mr. Ruben M. Escobedo is an “audit committee financial expert” within the meaning of the SEC’s rules.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors and for recommending to the Board the nominees to stand for election as Directors.

In identifying Director candidates, the Corporate Governance and Nominating Committee may seek input from Cullen/Frost’s management and from current members of the Board. In addition, it may use the services of an outside consultant, although it has not done so in the past. The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders. Shareholders who wish to recommend candidates may do so by writing to the Corporate Governance and Nominating Committee of Cullen/Frost Bankers, Inc., c/o Corporate Secretary, 100 West Houston Street, San Antonio, Texas 78205. Recommendations may be submitted at any time. The written recommendation must include the name of the candidate, the number of shares of Cullen/Frost Common Stock owned by the candidate and the information regarding the candidate that would be included in a proxy statement for the election of Directors pursuant to paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC.

In evaluating Director candidates, the Corporate Governance and Nominating Committee initially considers the Board’s need for additional or replacement Directors. It also considers the criteria approved by the Board and set forth in Cullen/Frost’s Corporate Governance Guidelines, which include, among other things, the candidate’s personal qualities (in light of the Company’s core values and mission statement), accomplishments and reputation in the business community, the fit of the candidate’s skills and personality with those of other Directors and candidates and the ability of the candidate to commit adequate time to Board and committee matters. The objective is to build a Board that is effective, collegial and responsive to the needs of Cullen/Frost. In addition, considerable emphasis is given to Cullen/Frost’s mission statement and core values, statutory and regulatory requirements, the Board’s goal of having a substantial majority of independent directors, and the Board’s retirement policy.

The Corporate Governance and Nominating Committee evaluates all Director candidates in the same manner, including candidates recommended by shareholders. In considering whether candidates satisfy the criteria described above, the committee will initially utilize the information it receives with the recommendation or otherwise possesses. If it determines, in consultation with other Board members, including the Chairman, that more information is needed, it may, among other things, conduct interviews.

Director Compensation

2006 Director Compensation Table

				Change in Pension
				Value and
	Fees Earned			Nonqualified Deferred
	or Paid in	Stock	Option	Compensation	All Other
	Cash	Awards(1)	Awards(1,2)	Earnings	Compensation(3)	Total
Name(4)	($)	($)	($)	($)	($)	($)

R. Denny Alexander	42,000	—	25,327	—	—	67,327
Carlos Alvarez	36,000	—	25,327	—	—	61,327
Isaac Arnold, Jr.(5)	20,000	—	—	—	—	20,000
Royce S. Caldwell	84,000	—	25,327	—	—	109,327
Harry H. Cullen(5)	12,000	—	—	—	—	12,000
Crawford H. Edwards	43,000	—	25,327	—	—	68,327
Ruben M. Escobedo	56,000	—	25,327	—	—	81,327
T.C. Frost(4)	—	—	—	—	—	—
James L. Hayne(5)	15,800	—	—	—	—	15,800
Karen E. Jennings	38,000	—	25,327	—	—	63,327
Richard M. Kleberg, III	44,000	—	25,327	—	—	69,327
Robert S. McClane(6)	38,000	—	25,327	—	199,742	263,069
Ida Clement Steen	48,000	—	25,327	—	—	73,327
Horace Wilkins, Jr.	48,000	—	25,327	—	—	73,327
Mary Beth Williamson(5)	18,900	—	—	—	—	18,900

(1)	The following information indicates the aggregate number of option awards outstanding for the following Directors as of December 31, 2006: Denny Alexander — 10,000; Carlos Alvarez — 16,000; Isaac Arnold, Jr. — 18,000; Royce S. Caldwell — 16,000; Harry H. Cullen — 28,000; Crawford H. Edwards — 2,000; Ruben M. Escobedo — 20,000; James L. Hayne — 22,000; Karen Jennings — 6,000; Richard M. Kleberg, III — 30,000; Robert S. McClane — 6,000; Ida Clement Steen — 20,000; Horace Wilkins, Jr — 2,000; and Mary Beth Williamson — 24,000. T.C. Frost had 36,000 option awards outstanding as of December 31, 2006 that have been granted to him in his capacity as an employee.

(2)	Amounts shown represent the amount of stock-based compensation expense related to stock options recognized during 2006 in accordance with SFAS 123R. As the options vest immediately, the amount of the expense for 2006 is based upon the grant date fair value of stock options granted during 2006.

(3)	Amounts shown represent annuity payments associated with retirement plan benefits and payments made under the SERP and the accompanying Restoration Plan. For a further description of these plans, see the Compensation Discussion and Analysis on page 13.

(4)	Mr. Evans, the Company’s Chief Executive Officer, and Mr. Patrick Frost, President of The Frost National Bank, are not included in this table because they are named executive officers of the Company, and they receive no compensation for their services as Director. For further information on the compensation paid to Messrs. Evans and Patrick Frost, as well as their holdings of stock awards and option awards, see the

Summary Compensation Table on page 21 and the Grants of Plan-Based Awards Table on page 22. Mr. T. C. Frost is also an employee of the Company and received no compensation for his service as a Director.

(5)	Messrs. Arnold’s, Cullen’s, Hayne’s and Ms. Williamson’s term on the Board of Directors expired on April 27, 2006 pursuant to the Board’s retirement policy.

(6)	The actuarial present value of Mr. Robert S. McClane’s pension benefit decreased by $71,467 during 2006.

Cullen/Frost employees receive no fees for their services as members of the Board of Directors or any of its committees. Non-employee Directors receive an annual retainer fee of $16,000 and $2,000 for each Board meeting attended. In addition, non-employee Directors receive $1,000 for attending each meeting of a committee of the Board to which they have been appointed, except that the Chairman of the Audit Committee receives $1,500 for each meeting of the Audit Committee attended and all Committee Chairmen receive an annual retainer fee of $5,000. Non-employee Directors are also eligible to receive stock options each year under Cullen/Frost’s 1997 Director Stock Plan. In April 2006, each non-employee Director received options to purchase 2,000 shares of the Company’s Common Stock. A total of 20,000 stock options were granted to non-employee Directors in 2006. The options have a term of six years from the date of the grant, are exercisable immediately from the date of the grant and have an exercise price of $56.90, which is equal to the closing price of the Company’s Common Stock on the date of the grant.

In addition, the Board of Directors also serves as the Board of Directors for The Frost National Bank, a subsidiary of Cullen/Frost, and non-employee Directors receive fees for serving in this capacity. In particular, non-employee Directors receive $2,000 for each meeting of such Board attended and $1,000 for attending each meeting of a committee of such Board to which they have been appointed.

Other Directorships

The following are directorships held by nominees and Directors in public companies other than Cullen/Frost, or in registered investment companies:

Mr. Caldwell	SABRE Corporation
Mr. Escobedo	Valero Energy Corporation

Miscellaneous Information

There are no arrangements or understandings between any nominee or Director of Cullen/Frost and any other person regarding such nominee’s or Director’s selection as such, except that Mr. Robert S. McClane’s retirement agreement with Cullen/Frost provides that, until he reaches age 70, subject to the sole discretion of the Board of Directors, he will be considered as a candidate for reelection to the Board. In addition, pursuant to such retirement agreement, Mr. McClane is entitled to office space and secretarial services and support until he reaches age 70. The only family relationships among the Directors or executive officers of Cullen/Frost that are first cousin or closer are those of Messrs. T.C. Frost and Patrick B. Frost, who are father and son.

CERTAIN CORPORATE GOVERNANCE MATTERS

Cullen/Frost believes that it has operated over the years with sound corporate governance practices that exemplify its commitment to integrity and to protect both the interests of its shareholders and the other constituencies that it serves. These practices include a substantially independent Board of Directors, periodic meetings of non-management Directors and a sound and comprehensive code of conduct, which obligates Directors and all employees to adhere to the highest legal and ethical business practices. A review of some of Cullen/Frost’s corporate governance measures is set forth below.

Director Independence

The Board of Directors believes that a substantial majority of its members should be independent within the meaning of the NYSE’s rules. To this end, the Board reviews annually the relevant facts and circumstances regarding relationships between Directors and Cullen/Frost. The purpose of the Board’s review is to determine whether any Director has a material relationship with Cullen/Frost (either directly or as a partner, shareholder or officer of an organization that has a relationship with Cullen/Frost).

In connection with the Board’s latest review, the Board determined that the following Directors, which compose 77% of the Board, are independent within the meaning of the NYSE’s rules: Mr. R. Denny Alexander, Mr. Carlos Alvarez, Mr. Royce S. Caldwell, Mr. Crawford H. Edwards, Mr. Ruben M. Escobedo, Ms. Karen E. Jennings, Mr. Richard M. Kleberg, III, Mr. Robert S. McClane, Ms. Ida Clement Steen and Mr. Horace Wilkins, Jr. Mr. T.C. Frost, Mr. Richard W. Evans, Jr. and Mr. Patrick B. Frost are not independent because they are executive officers of Cullen/Frost.

In making its independence determinations, the Board considers the NYSE’s rules, as well as the standards set forth below. The Board adopted these standards pursuant to the NYSE’s rules to assist in making independence determinations. For purposes of the standards, the term “Cullen/Frost Entity” means, collectively, Cullen/Frost and each of its subsidiaries.

Credit Relationships.  A proposed or outstanding relationship that consists of an extension of credit by a Cullen/Frost Entity to a Director or a person or entity that is affiliated, associated or related to a Director should not be deemed to be a material relationship if it satisfies each of the following criteria:

•	It is not categorized as “classified” by the Cullen/Frost Entity or any regulatory authority that supervises the Cullen/Frost Entity.

•	It is made on terms and under circumstances, including credit standards, that are substantially similar to those prevailing at the time for comparable relationships with other unrelated persons or entities and, if subject to the Federal Reserve Board’s Regulation O (12 C.F.R. Part 215), is made in accordance with Regulation O.

•	In the event that it was not made, in the case of a proposed extension of credit, or it was terminated in the normal course of the Cullen/Frost Entity’s business, in the case of an outstanding extension of credit, the action would not reasonably be expected to have a material adverse effect on the Director or the business, results of operations or financial condition of any person or entity related to such Director.

Non-Credit Banking or Financial Products or Services Relationships.  A proposed or outstanding relationship in which a Director or a person or Entity that is affiliated, associated or related to a Director procures non-credit banking or financial products or services from a Cullen/Frost Entity should not be deemed to be a material relationship if it (i) has been or will be offered in the ordinary course of the Cullen/Frost Entity’s business and (ii) has been or will be offered on terms and under circumstances that were or are substantially similar to those prevailing at the time for comparable non-credit banking or financial products or services provided by the Cullen/Frost Entity to other unrelated persons or entities.

Property or Services Relationships.  A proposed or outstanding relationship in which a Director or a person or Entity that is affiliated, associated or related to a Director provides property or services to a Cullen/Frost Entity should not be deemed to be a material relationship if the property or services (i) have been or will be procured in the ordinary course of the Cullen/Frost Entity’s business and (ii) have been or will be procured on terms and under circumstances that were or are substantially similar to those that the Cullen/Frost Entity would expect in procuring comparable property or services from other unrelated persons or entities.

Meetings of Non-Management Directors

Cullen/Frost’s non-management Directors meet in executive sessions without members of management present at each regularly scheduled meeting of the Board. The Chair of the Board’s Corporate Governance and Nominating Committee, who is currently Mr. Royce S. Caldwell, presides at the executive sessions.

Communications with Directors

The Board of Directors has established a mechanism for shareholders or other interested parties to communicate with the non-management Directors as a group and the presiding non-management Director. All such communications,which can be anonymous or confidential, should be addressed to the Board of Directors of Cullen/Frost Bankers, Inc., c/o Corporate Counsel, 100 West Houston Street, San Antonio, Texas 78205.

In addition, the Board of Directors has established a mechanism for shareholders or other interested parties that have concerns or complaints regarding accounting, internal accounting controls or auditing matters to communicate them to the Audit Committee. Such concerns or complaints, which can be anonymous or confidential, should be addressed to the Audit Committee of Cullen/Frost Bankers, Inc., c/o Corporate Counsel, 100 West Houston Street, San Antonio, Texas 78205.

For shareholders or other interested parties desiring to communicate with the non-management Directors, the presiding non-management Director or the Audit Committee by e-mail, telephone, or U.S. mail, please see the information set forth on Cullen/Frost’s website at www.frostbank.com. Alternatively, any shareholder or other interested party may communicate in writing by contacting the Corporate Secretary, Stan McCormick, at 100 West Houston Street, San Antonio, Texas 78205. These Communication can be anonymous or confidential.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which reaffirm Cullen/Frost’s commitment to having strong corporate governance practices. The Guidelines set forth, among other things, the policies of the Board with respect to Board composition, selection of Directors, retirement of Directors, Director orientation and continuing training, executive sessions of non-management Directors, Director compensation and Director responsibilities. The Guidelines are available on Cullen/Frost’s website at www.frostbank.com or in print, to any shareholder making a request by contacting the Corporate Secretary, Stan McCormick, at 100 West Houston Street, San Antonio, Texas 78205.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics to promote the highest legal and ethical business practices by Cullen/Frost. The Code applies to Directors and Cullen/Frost employees, including Cullen/Frost’s Chief Executive Officer, Chief Financial Officer and principal accounting officer. The Code addresses, among other things, honest and ethical conduct, accurate and timely financial reporting, compliance with applicable laws, accountability for adherence to the Code and prompt internal reporting of violations of the Code. The code prohibits retaliation against any Director, officer or employee who in good faith reports a potential violation. The Code is available on Cullen/Frost’s website at www.frostbank.com or in print, to any shareholder making a request by contacting the Corporate Secretary, Stan McCormick at 100 West Houston Street, San Antonio, Texas 78205. As required by law, Cullen/Frost will disclose any amendments to or waivers from the Code that apply to its Chief Executive Officer, Chief Financial Officer and principal accounting officer by posting such information on its website at www.frostbank.com.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation and Benefits Committee Governance

Charter.  The Committee’s charter is posted on the frostbank.com website.

Scope of authority.  The primary function of the Compensation and Benefits Committee (the Committee) is to assist the Board in fulfilling its oversight responsibility with respect to:

a)	establishing, in consultation with senior management, Cullen/Frost’s general compensation philosophy, and overseeing the development of Cullen/Frost’s compensation and benefits programs;

b)	overseeing the evaluation of Cullen/Frost’s executive management;

c)	reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives and setting the CEO’s compensation level based on this evaluation;

d)	making a recommendation to the Board with respect to, and if appropriate under the circumstances, approving on behalf of the Board, non-CEO Executive Officer compensation and any adoption of or amendment to a material compensation or benefit plan, including any incentive compensation plan or equity based plan;

e)	providing oversight of regulatory compliance with respect to compensation matters; and

f)	reviewing the components and amount of Board compensation in relation to other similarly situated companies.

Delegation authority.  While the Committee approves the annual normal grant of stock options and restricted stock to officers, it delegates authority to the CEO to allocate a specified pool of stock options to address special needs as they arise.

Role of executive officers.  The CEO recommends to the Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for Company officers. The Committee considers, discusses, modifies as appropriate, and takes action on such proposals.

Role of compensation consultants.  In 2006, the Committee directly retained Hewitt Associates LLC (Hewitt) as its independent compensation consultant. The Committee informed Hewitt in writing that it expected Hewitt to advise it if and when there were elements of management proposals to the Committee that Hewitt believed the Committee should not support, set expectations for Hewitt to be frank and upfront with the Committee at all times, and stated that Hewitt’s ongoing engagement would be determined by the Committee.

The mandate of the consultant is to serve the Company and work for the Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The nature and scope of services rendered by Hewitt on the Committee’s behalf is described below:

•	Competitive market pay analyses, including Total Compensation Measurementtm (TCMtm) services, proxy data studies, Board of Director pay studies, dilution analyses, and market trends;

•	Ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations impacting compensation and benefit programs;

•	Assistance with the redesign of any compensation or benefit programs, as desired/needed;

•	Preparation for and attendance at selected management, Committee, or Board of Director meetings; and

•	Other miscellaneous requests that occur throughout the year.

The Committee did not direct Hewitt to perform the above services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate the consultant, and the Committee evaluates the consultant periodically.

Hewitt consultants attended Committee meetings in 2006 and assisted the Committee with the market data and an assessment of executive compensation levels, annual incentive plan design, CEO compensation and information with respect to the new proxy disclosure rules.

Compensation and Benefits Committee Interlocks and Insider Participation

Some of the members of the Compensation and Benefits Committee, and some of these persons’ associates, are current or past customers of one or more of the Company’s subsidiaries. Since January 1, 2006, transactions between these persons and such subsidiaries have occurred, including borrowings. In the opinion of management, all of the transactions have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility. Additional transactions may take place in the future.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or proxy statement.

Royce S. Caldwell, Committee Chairman
Ruben M. Escobedo
Karen E. Jennings

Compensation Discussion and Analysis

Introduction

This discussion is included to provide the material information necessary to understand the objectives and policies of Cullen/Frost’s compensation program for the named executive officers:

Richard W. Evans, Jr.	Chairman of the Board, Chief Executive Officer, and President of Cullen/Frost; Chairman of the Board and Chief Executive Officer of The Frost National Bank

Phillip D. Green	Chief Financial Officer of Cullen/Frost; Chief Financial Officer of The Frost National Bank

Patrick B. Frost	President of The Frost National Bank

David W. Beck, Jr.	President and Chief Business Banking Officer of The Frost National Bank

Richard Kardys	Group Executive Vice President and Executive Trust Officer of The Frost National Bank

Objectives of the Compensation Program

The Cullen/Frost Compensation Program is administered by the Compensation and Benefits Committee. The objectives of the program are to:

•	Reward current performance;

•	Motivate future performance;

•	Encourage teamwork;

•	Remain competitive as compared to the external marketplace;

•	Maintain a position of internal equity;

•	Effectively retain the Company’s executive management team; and

•	Increase shareholder value by strategically aligning executive management and shareholder interests.

Design of the Total Compensation Program and Overview of Compensation Decisions Made in 2006

Pay Philosophy

In general, it is the Company’s compensation philosophy to target aggregate executive compensation at the 50th percentile of the external market. In addition to external competitiveness, the Committee evaluates the following factors when making compensation decisions for executive officers:

•	Performance;

•	Internal equity;

•	Experience;

•	Strategic importance;

•	Technical implications such as tax, accounting and shareholder dilution; and

•	Advice from the independent compensation consultant.

The Committee does not assign specific weighting to these factors when making compensation decisions.

When reviewing the components of the compensation program, the Committee, together with the head of Human Resources, works to ensure the total package is competitive with the external marketplace and remains balanced from an internal equity standpoint. However, it is the total package that should be competitive, and not necessarily the individual elements.

The Committee does not maintain a stated policy with regard to cash versus non-cash compensation. However, the allocation of cash and non-cash compensation for each of the named executive officers is reviewed annually.

In general, the Committee does not take into account amounts realizable from prior compensation when making future pay decisions. However, prior compensation amounts and values as of their grant dates are contemplated, particularly when establishing long-term incentive award grants. Beginning in 2007 the Committee will annually review a total compensation tally sheet for Mr. Evans.

Benchmarking and Peer Companies

Under the direction of the Committee, the Company conducts annual benchmarking of base pay, annual incentive pay, and long-term incentive pay. The competitiveness of other forms of pay is reviewed on a periodic basis.

External market data is provided by independent external consultant, Hewitt. For 2006, market data was collected from multiple published survey sources representing national financial institutions of a similar asset size to the Company. Additionally, market data was collected from public filings for the following 29 companies comprising the Lehman Brothers Small-Cap Bank Index (excluding Frost):

Associated Banc-Corp Bank of Hawaii BankAtlantic Bancorp Cathay General Chittenden Corp City National Bank Colonial Bancgroup Commerce Bancshares East West Bancorp First Midwest Bancorp	First Republic Bank
Firstmerit Corp
Fremont General
Fulton Financial
Greater Bay Bancorp
Huntington Bancshares
Mercantile Bankshares Corp
Pacific Capital Bancorp
Sky Financial Group
South Financial Group	SVB Financial Group Texas Capital Bancshares UCBH Holdings UnionBanCal Corp United Bankshares Valley National Bancorp Webster Financial Corporation Westamerica Bancorp Wilmington Trust Corp

Elements of the Compensation Program

To ensure achievement of the program objectives, compensation is provided to the executive officers in the following elements:

•	Base Pay;

•	Annual Incentive Pay;

•	Long-Term Incentive Pay;

•	Benefits;

•	Perquisites;

•	Post-Termination Pay.

The purpose, design, determination of amounts, and 2006 pay decisions are described below.

Base Pay

Base pay is an important element of executive compensation because it provides executives with a base level of monthly income. As discussed in the Pay Philosophy section, internal and external equity, performance, experience, and other factors are considered when establishing base salaries. The Committee does not assign specific weighting to these factors when making compensation decisions. Base salary changes are generally approved in October of each year and are effective January 1st of the following year. No specific weighting is targeted for base salaries as a percentage of total compensation.

In 2006, the Committee increased salaries for Mr. Evans and the other executive officers. The increases were based on external market data, internal equity, and each individual’s performance as well as specific concerns over a heightened market for executive talent in the Texas banking market. As a result, base salaries approximated the 75th percentile of the external market. Base pay levels can be seen in the Summary Compensation Table.

Annual Incentive Pay

Annual Incentive Pay is provided to executive officers to recognize achievement of financial targets both on the overall corporate level and the individual level and is paid in accordance with the terms of the Management Bonus Plan. This reward is paid in the form of a cash bonus. Annually, a target bonus pool is generated if financial performance of the Company meets the budgeted net income for the year with the possibility of additional bonus dollars generated by exceptional performance. The Committee establishes the corporate and individual objectives as well as the target, which is expressed as a percentage of the executive’s base salary earnings for the year. There is not a stated cap on the plan. However, over the past eight years, the most we have paid to any named executive officer in excess of target was 140% of target.

For 2006, the Company had established the following individual targets as a percentage of 2006 base salary earnings for the named executives:

Mr. Evans	70%
Mr. Green	50%
Mr. Frost	45%
Mr. Beck	45%
Mr. Kardys	45%

The individual targets are not formula driven. For all of the named executive officers with the exception of Mr. Evans, the targets are set at the discretion of senior management with approval of the Committee based on external market data provided by independent external consultants, internal equity considerations, and strategic objectives for corporate performance. These targets are reviewed annually at the fall meeting of the Committee and altered as deemed appropriate. Payout amounts for the named executive officers, with the exception of Mr. Evans, are made based on recommendations of senior management and approval of the Committee. Bonus amounts in excess of target may be paid at the discretion of senior management with the approval of the Committee. The Committee has the discretion to approve, disapprove or alter senior management’s recommendations.

For Mr. Evans, the Committee establishes a designated bonus pool annually. For 2007 the Committee approved a pool of 0.8% of fiscal year net income. To determine the payout amount, the Committee exercises downward discretion based on performance measures approved by the Committee. The Board must ratify the payout amount determined by the Committee for Mr. Evans.

Criteria for Incentive Payout for the named executive officers is summarized in the following table:

Executive	Primary Criteria for Incentive Payment

Mr. Evans	Measurement of financial performance vs. budgeted net income for the Company and for the Bank as well as other strategic objectives as approved by the Committee
Mr. Green	Measurement of financial performance vs. budgeted net income for the Company and for the Bank
Mr. Frost	Measurement of financial performance vs. budgeted net income for the Company and for Mr. Frost’s assigned regions (to include the Austin, Corpus Christi, San Antonio and Rio Grande Valley markets)
Mr. Beck	Measurement of financial performance vs. budgeted net income for the Company and for the Bank
Mr. Kardys	Measurement of financial performance vs. budgeted net income for the Company and achievement of budgeted goals for the assigned areas of principal responsibility (to include the Financial Management Group and Frost Insurance Agency)

The 2006 bonuses were paid in February of 2007. Because actual performance met budgeted expectations, senior management recommended to the Committee that payouts be at 100% of target. The Committee approved this recommendation.

In October 2006, the Committee reviewed the competitiveness of each named executives’ target incentive level and determined that they were at or slightly below the 50th percentile of the external market. No changes were made to targets for the named executives for 2007.

No specific weighting is targeted for annual incentive pay as a percentage of total compensation.

Long-Term Incentive Pay

Long-term incentives are awarded to the named executive officers in an effort to align management and shareholder interests, ensure future performance of the Company, enhance ownership opportunities, and to increase shareholder value. The Company maintains the 2005 Omnibus Incentive Plan (“Plan”) which was approved by shareholders and authorizes the granting of the following types of awards for executives:

•	Stock Options;

•	Stock Appreciation Rights;

•	Restricted Stock and Restricted Stock Units;

•	Performance Unit and Performance Share Awards;

•	Cash-Based Awards; and

•	Other Stock-Based Awards.

As shown in the Summary Compensation Table, long-term incentives are primarily awarded in the form of stock options and restricted stock. It has generally been our practice to award these long-term incentives in a combined package of 50% stock options and 50% restricted stock, based on the estimated economic value of awards on the date of grant. We believe the weighting between stock options and restricted stock allows the Company to strike the desired balance between performance and retention and minimizes the impact to shareholder dilution.

Stock Options

Stock options are utilized to align management and shareholder interests and to reward executives with shareholder value creation. Stock options were granted at the fair market value of $57.88 on the date of grant, October 24, 2006. Fair market value is internally defined as the closing price on the date of grant. The options granted in 2006 vest 25% per year beginning on the first anniversary from the date of grant and have a life of ten years. The vesting schedule and life were strategically chosen to be competitive, enhance our retention efforts and help to manage shareholder dilution.

Restricted Stock

Shares of restricted stock are granted to the named executive officers to create an immediate link to shareholder interests, enhance ownership opportunities and to maintain a stable executive team. The awards granted in 2006 vest 100% four years from the date of the grant. This vesting schedule is both competitive and consistent with our traditional practice.

Stock Ownership Guidelines

The Company does not currently maintain a formal policy for executive stock ownership requirements. The Committee believes that the use of restricted stock for the named executives serves to reinforce stock ownership and aligns executive and shareholder interests.

Historically, award sizes have been developed by considering external market data, internal equity, performance, prior year awards, shareholder dilution, and accounting costs. In 2006, the Committee granted the same number of shares to named executives as in 2005. Because of the increase in the Company’s stock price from 2005 to 2006, this resulted in larger economic values to named executives and resulted in awards that were above the 50th percentile. The Committee determined that it was critical to continue to place a stronger emphasis on future financial performance and increasing shareholder value while offering a competitive total rewards package overall. The actual awards granted in 2006 can be seen in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Historically, the Committee has generally approved and granted long-term incentive awards to the named executive officers and any other designated employees at the October meeting or at the hire date of new designated employees, as applicable. The Company maintains no policy, whether official or unofficial, for timing the granting of stock options or other equity based awards in advance of the release of material nonpublic information. Our practice has been to grant on the date of the Fall Committee meeting.

Although the Committee believes a significant portion of named executives’ total compensation should be linked to the Company’s stock price, no specific weighting is targeted for long-term incentive pay as a percentage of total compensation.

Benefits

The following table provides a brief summary of benefits:

		Executive	All Employee
Benefit Plan	Purpose	Participation	Participation

401(k) Plan	A qualified plan to provide for the welfare and future financial security of the employee as well as align employee and shareholder interests.	✓	✓
Thrift Incentive Plan	A non-qualified plan to provide benefits comparable to the 401(k) for named employees.	✓
Profit Sharing Plan	A qualified plan to provide for the welfare and future financial security of the employee.	✓	✓
Profit Sharing Restoration Plan	A non-qualified plan that provides benefits comparable to the Profit Sharing Plan for named employees.	✓
Retirement Plan(1)	A qualified plan to provide for the welfare and future financial security of the employee.	✓	✓
Retirement Restoration Plan(2)	A non-qualified plan to provide benefits comparable to the Retirement Plan for named employees.	✓
SERP	A non-qualified plan to provide target retirement benefits for Mr. Evans and Mr. McClane, a former executive officer and current Director.	✓
Deferred Compensation Plan(3)	A non-qualified plan to preserve the Company’s tax deduction under Section 162(m) and to provide a vehicle for the deferment of nondeductible income.	✓

(1)	Plan was frozen on December 31, 2001.

(2)	Plan was frozen on December 31, 2001.

(3)	Mr. Evans is the only covered employee participating in the Deferred Compensation Plan.

See the All Other Compensation Table for detail on benefits received by the named executive officers.

Perquisites

There are various perquisites offered to the named executive officers. Below is a brief summary of those perquisites and the reason they are used:

Physical Examinations — In order to ensure the continued health of our executive team, the named executive officers were given the opportunity to undergo a thorough physical examination with the physician of their choice with the cost underwritten by the Company.

Personal Financial Planning Services — To ensure the continued financial stability of our executive team, the named executive officers were given the opportunity to engage a financial advisor of their choice to provide Personal Financial Planning Services with the capped cost underwritten by the Company.

Home Security Services — To ensure the safety of our executive team, home security services are provided in certain instances.

Club Memberships — Club Memberships are provided to all the named executive officers to be used at their discretion for both personal and business purposes. This provides the named executive officers with the ongoing opportunity to network with other community leaders.

Use of Jet Aircraft — Through a provider in the fractional aircraft industry, the Company has acquired 200 hours per year of jet aircraft usage. These hours are used by Mr. Evans in connection with his extensive business travel requirements. This is provided to Mr. Evans to reduce travel time and related disruptions and to provide additional security, thereby increasing his availability, efficiency and productivity. Mr. Evans has been authorized to use a portion of these hours for non-business purposes, which should generally not exceed ten percent of the available hours annually. Mr. Evans did not exceed the authorized hours for non-business purposes during 2006.

Life Insurance — Group Life Insurance is provided to the named executive officers with a death benefit being equal to three times base salary earnings for the most recent year not to exceed $1,250,000 for Mr. Evans, Mr. Green, Mr. Beck and Mr. Kardys. The death benefit for Mr. Frost is two times base salary earnings for the most recent year not to exceed $1,250,000. In addition, an Executive Insurance Policy is maintained for Mr. Evans with a death benefit of $1,000,000. Please see the All Other Compensation Table for more detail.

The perquisites received by certain named executive officers can be seen in the All Other Compensation Table.

Post-Termination Pay

The Company has change-in-control agreements with all the named executive officers as well as other key employees of The Frost National Bank. The main purposes of these agreements are to:

•	help executives evaluate objectively whether a potential change-in-control is in the best interests of shareholders;

•	help protect against the departure of executives, thus assuring continuity of management, in the event of an actual or threatened merger or change-in-control; and

•	maintain compensation and benefits comparable to those available from competing employers.

Under the agreements, the named executive could receive severance payments of three times base salary and target bonus if his position were terminated by the Company within two years following a change-in-control, if the termination is for reasons other than cause, death, disability or retirement. “Cause” is generally defined in the agreements as an executive’s (1) willful and continued failure to substantially perform his duties after delivery of a written demand for substantial performance; (2) willful engagement in conduct materially injurious to Cullen/Frost; or (3) conviction of a felony.

Change-in-control is considered in the agreements to be:

•	an acquisition of beneficial ownership of 20 percent or more of Cullen/Frost Common Stock by an individual, corporation, partnership, group, association, or other person;

•	certain changes in the composition of a majority of the Board of Directors; or

•	certain other events involving a merger or consolidation of Cullen/Frost or a sale of substantially all of its assets.

Further, the change-in-control agreements provide that the named executive officers could receive severance payments if they terminate their employment for good reason within two years following a change-in-control. “Good reason” is generally considered in the agreements as one or more of the following:

•	a significant change or reduction in the executive’s responsibilities;

•	an involuntary transfer of the executive to a location that is fifty miles further than the distance between the executive’s current residence and Cullen/Frost’s headquarters;

•	a significant reduction in the executive’s current compensation;

•	the failure of any successor to Cullen/Frost to assume the executive’s change-in-control agreement; or

•	any termination of the executive’s employment that is not effected pursuant to a written notice which indicates the reasons for the termination.

The change-in-control agreements also provide for a continuation of certain employee benefits and a tax gross-up payment in an amount necessary to make the executive whole for any excise taxes paid as a result of the severance payments.

Upon a change-in-control, all stock options would become immediately exercisable and all the vesting restrictions would lapse of all outstanding restricted shares.

The severance multiple for Mr. Kardys was increased during 2006 from two times to three times for internal equity purposes.

Under the existing change-in-control agreements, a change-in-control would have no impact on benefits available to named executive officers under the frozen retirement and retirement restoration plans.

For detailed estimated payments upon a change-in-control, please see the Change-in-Control Payments Table.

There are no other severance policies or employment contracts in place for the named executive officers. If any of the named executive officers were to have their employment with the Company severed, the Committee would make all post-termination pay determinations based on the individual situation(s).

Policy on 162(m)

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction to $1,000,000 in a taxable year for compensation paid to each “covered employee” of the Company, which under Section 162(m), includes the Chief Executive Officer and the next four highest paid executive officers of the Company, unless the compensation is “performance based”.

In order to preserve the Company’s tax deduction, the Committee approved the Cullen/Frost Bankers, Inc. Deferred Compensation Plan for Covered Employees. This plan requires that certain components of the compensation of a “covered employee” that would exceed the amount deductible under Section 162(m) be deferred until the plan year after he or she ceases to be a “covered employee” or upon his or her death or disability. Currently, Mr. Evans is the only “covered employee” participating in the plan.

At the present time, we do not have nondeductible compensation.

Policy on Recovery of Awards

The Company currently has no written policy with respect to recovery of awards when financial statements are restated, but in the event of a restatement, the Company would recover any awards as required by applicable law.

Conclusion

The Company believes the 2006 Compensation Program was both competitive from an external standpoint and equitable from an internal standpoint. In addition, the Company is satisfied that its objectives were met by the program. The Company fully anticipates continuing to administer an executive compensation program that is conservative and remains consistent with its corporate philosophy.

2006 Compensation

Summary Compensation Table

The table below gives information on compensation for the CEO, the CFO and the other three most highly compensated executive officers of Cullen/Frost (collectively, the “named executive officers”).

2006 Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Options	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards)(1)	Awards(1)	Compensation(2)	Earnings(3)	Compensation(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Richard W. Evans, Jr.	2006	$675,000	—	$984,541	$376,896	$472,500	$198,273	$252,040	$2,959,250
Chairman and CEO, Cullen/Frost
Phillip D. Green	2006	$350,000	—	$256,900	$99,804	$175,000	$24,157	$92,461	$998,322
Chief Financial Officer, Cullen/Frost
Patrick B. Frost	2006	$316,000	—	$199,753	$79,153	$142,200	$11,174	$49,274	$797,554
President, The Frost National Bank, a Cullen/Frost subsidiary
David W. Beck, Jr.	2006	$325,000	—	$234,003	$90,513	$146,250	$37,352	$104,638	$937,756
Chief Business Banking Officer, The Frost National Bank, a Cullen/Frost subsidiary
Richard Kardys	2006	$310,000	—	$199,753	$79,153	$139,500	$43,809	$94,621	$866,836
Group Executive Vice, President, Financial Management Group, The Frost National Bank, a Cullen/Frost subsidiary

(1)	Amounts shown represent the amount of stock-based compensation expense related to stock options and restricted stock recognized during 2006 in accordance with SFAS 123R. The amount of the expense for 2006 is based upon the portion of the grant date fair value of stock options granted during 2003 through 2006 and the grant date fair value of restricted stock awarded during 2002 through 2006 for which the required vesting service was provided during 2006.

(2)	Amounts shown represent the annual cash bonus discussed in the Compensation Discussion and Analysis. Amounts shown above were paid in February 2007 based on 2006 performance.

(3)	Amounts shown represent the combined change in value for both the Retirement Plan and the accompanying Retirement Restoration Plan. For Mr. Evans, it also includes a change in value from the SERP of $35,309.

(4)	This column includes other compensation not properly reportable elsewhere in this table. The All Other Compensation Table that follows provides additional detail regarding the amounts in this column.

2006 All Other Compensation Table

							Executive
	Perquisites	Medical			Thrift		Life		Profit
	and Other	Exam	Thrift	Group	Plan	Executive	Insurance		Sharing
	Personal	Tax	Plan	Term	Tax	Life	Tax	401-K	Contribu-
	Benefits(1)	Gross-Up	Match(2)	Life	Gross-Up(3)	Insurance	Gross-Up(4)	Match	tion(5)	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)

Richard W. Evans, Jr.	16,694	1,216	27,300	9,900	9,832	19,000	10,898	13,200	144,000	252,040
Phillip D. Green	13,954	1,409	7,800	2,139	2,809	—	—	13,200	51,150	92,461
Patrick B. Frost	9,812	—	5,760	1,048	2,074	—	—	13,200	17,380	49,274
David W. Beck, Jr.	12,128	117	6,300	3,999	2,144	—	—	13,200	66,750	104,638
Richard Kardys	7,182	—	5,400	5,544	1,945	—	—	13,200	61,350	94,621

(1)	Amounts shown include the following perquisites: Personal Financial Planning Services, Physical Examinations, Home Security Services and Club Memberships.

(2)	Company contributions to the Thrift Incentive Plan.

(3)	Tax reimbursements associated with Company contributions to the Thrift Incentive Plan.

(4)	Represents $1,000,000 Executive Life Insurance Policy on Mr. Evans and payment that the Company made to make Mr. Evans whole from a tax perspective.

(5)	Amounts shown include contributions to both the Profit Sharing Plan and the Profit Sharing Restoration Plan.

Contributions to the Profit Sharing Plan were made March 24, 2006 and were based on 2005 earnings. Contributions to the Profit Sharing Restoration Plan were made March 27, 2006.

Grants of Plan-Based Awards

The following tables provide information concerning each grant of an award made to a named executive officer in 2006 under the Cullen/Frost Bankers, Inc. 2005 Omnibus Incentive Plan:

2006 Grants of Plan-Based Awards Table

								All
								Other
								Stock	All Other
								Awards:	Option		Grant
								Number	Awards:	Exercise	Date Fair
					Estimated Future			of	Number of	or Base	Value of
		Estimated Future Payments			Payments Under Equity			Shares	Securities	Price of	Stock and
		Under Non-Equity Incentive Plan Awards			Incentive Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Max	Threshold	Target	Max	or Units(1)	Options(2)	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Richard W. Evans, Jr.	10/24/06	—	—	—	—	—	—	20,000	55,000	57.88	1,890,200
Phillip D. Green	10/24/06	—	—	—	—	—	—	5,000	13,500	57.88	469,220
Patrick B. Frost	10/24/06	—	—	—	—	—	—	3,900	10,500	57.88	365,592
David W. Beck, Jr.	10/24/06	—	—	—	—	—	—	4,600	12,300	57.88	430,084
Richard Kardys	10/24/06	—	—	—	—	—	—	3,900	10,500	57.88	365,592

(1)	Amounts shown represent restricted stock awards granted on October 24, 2006, which are fully vested on the fourth anniversary of their grant date. Dividends are paid on awards of restricted stock at the same rate paid to all other stockholders generally, which was $.30 per share in the first quarter 2006 and $.34 per share in the second, third and fourth quarters 2006.

(2)	Amounts shown represent stock option awards granted on October 24, 2006 at the closing price that day of $57.88. These options vest 25% per year beginning on the first anniversary of their grant date.

Holdings of Previously Awarded Equity

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards held by each of the officers named in the Summary Compensation Table in 2006 as of December 29, 2006:

2006 Outstanding Equity Awards at Fiscal Year-End Table

							Stock Awards
									Equity	Equity
		Option Awards							Incentive	Incentive
				Equity					Plan Awards:	Plan Awards:
				Incentive			Number		Number of	Market or
				Plan Awards:			of Shares	Market	Unearned	Payout Value
		Number of	Number of	Number of			or Units	Value of	Shares or	of Unearned
		Securities	Securities	Securities			of Stock	Shares or	Units or	Shares, Units
		Underlying	Underlying	Underlying			That	Units of	Other Rights	or Other Rights
		Unexercised	Unexercised	Unexercised	Option	Option	Have Not	That Have	That Have	That Have
	Grant	Options (#)	Options (#)	Unearned	Price	Expiration	Vested	Not Vested	Not Vested	Not Vested
Name	Date	Exercisable	Unexercisable(1)	Options (#)	($)	Date	(#)(2)	($)	(#)	($)

Richard W. Evans, Jr.	09/22/1998	90,000	—	—	24.16	09/22/08	—	—	—	—
	11/05/2002	21,800	—	—	33.30	11/05/08	—	—	—	—
	10/01/2003	32,700	—	—	38.12	10/01/09	25,000	1,395,500	—	—
	10/12/2004	—	32,700	—	47.40	10/12/10	25,000	1,395,500	—	—
	10/19/2005	13,750	41,250	—	50.01	10/19/15	20,000	1,116,400	—	—
	10/24/2006	—	55,000	—	57.88	10/24/16	20,000	1,116,400	—	—
							90,000	5,023,800
Phillip D. Green	10/03/1997	10,000	—	—	24.09	10/03/07	—	—	—	—
	09/22/1998	20,000	—	—	24.16	09/22/08	—	—	—	—
	10/22/2001	50,000	—	—	24.12	10/22/07	—	—	—	—
	11/05/2002	6,200	—	—	33.30	11/05/08	—	—	—	—
	10/01/2003	9,300	—	—	38.12	10/01/09	6,500	362,830	—	—
	10/12/2004	—	9,300	—	47.40	10/12/10	6,500	362,830	—	—
	10/19/2005	3,375	10,125	—	50.01	10/19/15	5,000	279,100	—	—
	10/24/2006	—	13,500	—	57.88	10/24/16	5,000	279,100	—	—
							23,000	1,283,860
Patrick B. Frost	10/03/1997	10,000	—	—	24.09	10/03/07	—	—	—	—
	09/22/1998	22,000	—	—	24.16	09/22/08	—	—	—	—
	10/22/2001	40,000	—	—	24.12	10/22/07	—	—	—	—
	11/05/2002	5,000	—	—	33.30	11/05/08	—	—	—	—
	10/01/2003	7,500	—	—	38.12	10/01/09	5,000	279,100	—	—
	10/12/2004	—	7,500	—	47.40	10/12/10	5,000	279,100	—	—
	10/19/2005	2,625	7,875	—	50.01	10/19/15	3,900	217,698	—	—
	10/24/2006	—	10,500	—	57.88	10/24/16	3,900	217,698	—	—
							17,800	993,596
David W. Beck, Jr.	11/05/2002	5,600	—	—	33.30	11/05/08	—	—	—	—
	10/01/2003	8,400	—	—	38.12	10/01/09	5,800	323,756	—	—
	10/12/2004	—	8,400	—	47.40	10/12/10	6,000	334,920	—	—
	10/19/2005	3,075	9,225	—	50.01	10/19/15	4,600	256,772	—	—
	10/24/2006	—	12,300	—	57.88	10/24/16	4,600	256,772	—	—
							21,000	1,172,220
Richard Kardys	09/22/1998	18,000	—	—	24.16	09/22/08	—	—	—	—
	11/05/2002	5,000	—	—	33.30	11/5/08	—	—	—	—
	10/01/2003	7,500	—	—	38.12	10/1/09	5,000	279.100	—	—
	10/12/2004	—	7,500	—	47.40	10/12/10	5,000	279,100	—	—
	10/19/2005	2,625	7,875	—	50.01	10/19/15	3,900	217,698	—	—
	10/24/2006	—	10,500	—	57.88	10/24/16	3,900	217,698	—	—
							17,800	993,596

(1)	Options granted prior to 2005 vest 100% at the three (3) year anniversary of their grant date. All other options vest 25% per year beginning on the first anniversary of their grant date.

(2)	All restricted stock awards are fully vested on the fourth anniversary of their grant date.

Option Exercises and Stock Vested

The following table sets forth the amounts realized by each of the officers named in the Summary Compensation Table in 2006 as a result of the exercise of options and the vesting of stock in 2006:

2006 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Richard W. Evans, Jr.	205,000	6,937,262	21,875	1,181,469
Phillip D. Green	45,000	967,655	6,250	337,563
Patrick B. Frost	74,000	2,179,520	5,000	270,050
David W. Beck, Jr.	—	—	5,625	303,806
Richard Kardys	112,000	3,794,935	5,000	270,050

The named executive officers did not defer receipt of any amount on exercise or vesting of awards.

The named executive officers did not transfer any awards for value.

Post-Employment Benefits

The following table details the defined benefit plans in which each of the officers named in the Summary Compensation Table in 2006 participates:

2006 Pension Benefits Table

		Number of	Present Value	Payments
		Years of	of	During
		Credited	Accumulated	Last Fiscal
		Service(3)	Benefits(4)	Year
Name	Plan Name	#	($)	($)

Richard W. Evans, Jr.	Retirement Plan for Employees of	30.8334	672,349	0
Phillip D. Green	Cullen/Frost Bankers, Inc. and its Affiliates	21.4167	287,115	0
Patrick B. Frost	(as amended and restated)(1)(5)	17.4167	167,075	0
David W. Beck, Jr.		25.5833	514,273	0
Richard Kardys		24.8334	560,266	0

Richard W. Evans, Jr.	Restoration of Retirement Income Plan for	30.8334	3,119,566	0
Phillip D. Green	Participants in the Retirement Plan for	21.4167	392,212	0
Patrick B. Frost	Employees of Cullen/Frost Bankers, Inc. and	17.4167	200,723	0
David W. Beck, Jr.	its Affiliates as amended & restated(2)(5)	25.5833	427,798	0
Richard Kardys		24.8334	453,836	0

Richard W. Evans, Jr.	Cullen/Frost Bankers, Inc. Supplemental Executive Retirement Plan	35.75	2,217,172	0

(1)	This plan was frozen on December 31, 2001.

(2)	This plan was also frozen on December 31, 2001.

(3)	Because both the Retirement Plan and the Retirement Restoration Plan were frozen as of December 31, 2001, the number of years of credited service shown above for each named executive officer are also as of that date. Please note, these plans were replaced by the defined contribution Profit Sharing Plan and the accompanying non-qualified Profit Sharing Restoration Plan.

(4)	See Note 13 to Consolidated Financial Statements in the Company’s Annual Report for the year ended December 31, 2006 for a discussion of the associated assumptions used in the calculation of the present value of the accumulated benefits.

(5)	Under the terms of the Retirement Plan, the only named executive officers that are eligible for early retirement are Mr. Evans, Mr. Beck and Mr. Kardys.

Profit Sharing Plan

On January 1, 2002, the Company adopted a qualified profit-sharing plan that replaced its defined benefit plan. The profit sharing plan is a defined contribution retirement plan that covers all employees, including the named executive officers, who have completed at least one year of service and are age 21 or older. All contributions to the plan are made at the discretion of the Company based upon the Company’s fiscal year profitability. Contributions are allocated to eligible participants pro rata, based upon compensation, age and other factors. Plan participants self-direct the investment of allocated contributions by choosing from a menu of investment options. Account assets are subject to withdrawal restrictions and participants vest in their accounts after three years of service. For those employees who attained the age of 45 prior to January 1, 2002 and who were participants in the now frozen Retirement Plan, an additional contribution is made based on age and years of service.

Profit Sharing Restoration Plan

The Company maintains a separate non-qualified profit sharing plan for certain employees whose participation in the qualified Profit Sharing Plan is limited by IRS rules as an alternative means of receiving comparable benefits. Distributions under this plan are made at the same time and in the same form as under the Profit Sharing Plan.

Retirement Plan

The qualified Retirement Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (as amended and restated), is a defined benefit plan that was frozen on December 31, 2001. This frozen plan provides a monthly benefit based on a percentage of an eligible employee’s final average compensation based on the highest three years of compensation in the last ten years of service prior to January 1, 2002. Participants in this plan are fully vested in their accrued benefits upon attaining age 65 or after five years of service, whichever occurs first.

Retirement Restoration Plan

The non-qualified Restoration of Retirement Income Plan for Participants in the Retirement Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (as amended and restated), was also frozen on December 31, 2001, exists to provide benefits comparable to the Retirement Plan for those named employees whose participation in the Retirement Plan is limited by IRS rules.

SERP

The Company maintains a non-qualified Supplemental Executive Retirement Plan (SERP) to provide target retirement benefits, as a percent of annual cash compensation, beginning at age 55 for Mr. Evans. The target percentage is 45% of annual cash compensation at age 55, increasing to 60% at age 60 and later. Benefits under the SERP are reduced dollar-for-dollar by benefits received under the Retirement Plan, the Retirement Restoration Plan, and any Social Security benefits. SERP benefits will also be reduced by the annuity equivalent of any account balance in the Profit Sharing Plan and the Profit Sharing Restoration Plan at retirement.

401(k) Plan

The Company maintains a 401(k) stock purchase plan that permits each participant to make before or after-tax contributions in an amount not less than 2% and not exceeding 20% of eligible compensation and subject to dollar limits from IRS rules. The Company matches 100% of the employee’s contributions to the plan based on the amount of each participant’s contributions up to a maximum of 6% of eligible compensation. Eligible employees must complete 90 days of service in order to enroll and vest in the Company’s matching contributions immediately. The Company’s matching contribution is initially invested in Cullen/Frost Common Stock. However, employees may immediately reallocate the Company’s matching portion, as well as invest their individual contribution in a variety of investment alternatives offered under the 401(k) Plan.

Thrift Incentive Plan

The Company maintains a nonqualified thrift incentive stock purchase plan to offer certain employees whose participation in the 401(k) Plan is limited by IRS rules as an alternative means of receiving comparable benefits. Amounts are distributed to participants at the end of each calendar year.

Nonqualified Deferred Compensation Plan

In order to preserve the Company’s tax deduction under Section 162(m) of the Internal Revenue Code, the Committee has approved a nonqualified Deferred Compensation Plan for the Chief Executive Officer and the next four highest paid executive officers of the Company (the “Covered Employees”). This plan requires that certain components of the compensation of a Covered Employee that would exceed the deductible amount under Section 162(m) of $1,000,000 be deferred until the plan year after he or she ceases to be a Covered Employee or until his or her death or disability. Interest is accrued for account balances in this plan at prime rate. Mr. Evans is the only Covered Employee participating in the plan. Payments made under the Non-equity Incentive Plan are excluded from the provisions of Section 162(m). Therefore, during 2006, there were no deferrals made on Mr. Evans’s behalf. Details regarding Mr. Evans’s participation in the plan are set forth in the following table:

2006 Nonqualified Deferred Compensation Table

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	Fiscal Year End
Name	($)	($)	($)	($)	($)

Richard W. Evans, Jr.	—	—	24,245	—	361,988
Phillip D. Green	—	—	—	—	—
Patrick B. Frost	—	—	—	—	—
David W. Beck, Jr.	—	—	—	—	—
Richard Kardys	—	—	—	—	—

Potential Payments on Termination

Under the existing change-in-control agreements, each named executive officer could receive severance payments of three times base salary and target bonus plus a prorated bonus payment if his position were terminated by the Company within two years following a change-in-control.

There are no other severance policies or employment contracts in place for the named executive officers and, generally, vesting of unvested stock options and restricted stock awards will not accelerate upon termination other than in the event of a change-in-control.

For calculation purposes the change-in-control is assumed to have occurred on December 29, 2006, the last business day of the year. The closing price of the stock on December 29, 2006 of $55.82 was used to calculate the value of the Unvested Stock Option Spread and the value of the Unvested Restricted Stock.

Change-in-Control Payments

Change-in-Control Payments Table

		Prorata	Unvested	Unvested	Welfare
	Cash	Bonus	Stock Option	Restricted	Benefit
Name	Severance	Payment	Spread	Stock	Values	Total
	($)	($)	($)	($)	($)	($)

Richard W. Evans, Jr.	3,442,500	472,500	514,998	5,023,800	18,092	9,471,890
Phillip D. Green	1,575,000	175,000	137,133	1,283,860	21,890	3,192,883
Patrick B. Frost	1,374,600	142,200	108,903	993,596	15,559	2,634,858
David W. Beck, Jr.	1,413,750	146,250	124,326	1,172,220	17,868	2,874,414
Richard Kardys	1,348,500	139,500	108,903	993,596	14,835	2,605,334

Executive Stock Ownership

The table below lists the number of shares of Cullen/Frost Common Stock beneficially owned by each of the named executive officers and by all Directors, nominees, and named executive officers of Cullen/Frost as a group:

	Shares Owned(1,2)
	Amount and Nature of
Name	Beneficial Ownership(3)		Percent

Richard W. Evans, Jr.	614,269	(4,5)	1.02%
Phillip D. Green	176,216	(7)	0.29%
Patrick B. Frost	927,584	(5)	1.54%
David W. Beck, Jr.	64,268		0.11%
Richard Kardys	165,096		0.27%
All Directors, nominees and named executive officers as a Group (16 persons)	3,095,389	(6)	5.13%

(1)	Beneficial ownership is stated as of December 31, 2006 except for Mr. Patrick B. Frost which is stated as of February 28, 2007. The owners have sole voting and investment power for the shares of Company Common Stock reported unless otherwise indicated. Beneficial ownership includes the following shares that the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 2006: Mr. Richard W. Evans, Jr. 158,250; Mr. Phillip D. Green 98,875; Mr. Patrick B. Frost 37,125; Mr. David W. Beck, Jr. 17,075; Mr. Richard Kardys 33,125 and all Directors, nominees and named executive officers as a group 481,450.

(2)	Reflects 2-for-1 stock split of the Company’s Common Stock in each of 1996 and 1999.

(3)	Includes the following shares allocated under the 401(k) Stock Purchase Plan for which each beneficial owner has both sole voting and sole investment power: Mr. Richard W. Evans, Jr. 42,030; Mr. Phillip D. Green 22,268; Mr. Patrick B. Frost 19,473; Mr. David W. Beck, Jr. 25,969; and Mr. Richard Kardys 25,671.

(4)	Includes 120,003 shares held by a family limited partnership of which the general partner is a limited liability company of which Mr. Richard W. Evans, Jr. is the sole manager.

(5)	Includes (a) 707,493 shares held by a limited partnership of which the general partner is a limited liability company of which Mr. Patrick B. Frost is the sole managing member, (b) 3,855 shares held by Mr. Patrick B. Frost’s children for which Mr. Patrick B. Frost is the custodian, (c) 630 shares held by Mr. Patrick B. Frost’s wife for which Mr. Patrick B. Frost disclaims beneficial ownership. With respect to the 707,493 shares held by a limited partnership, Mr. Patrick B. Frost has sole voting rights over all shares, sole investment power over 70,749 shares and shared investment power over 636,744 shares. Mr. T.C. Frost may also have shared investment power over 636,744 of these shares. See footnote (7) on page 4.

(6)	Includes 731,544 shares for which Directors, nominees and named executive officers share voting power and investment power with others. Also includes 135,411 shares allocated under the 401(k) Stock Purchase Plan for which the named executive officers have both sole voting power and sole investment power.

(7)	Includes 27,635 shares pledged by Mr. Green.

PRINCIPAL SHAREHOLDERS

At December 31, 2006, the only persons known by Cullen/Frost, based on public filings, to be the beneficial owners of more than five percent of the outstanding Common Stock of Cullen/Frost were as follows:

								Amount of
	Voting Authority			Investment Authority				Beneficial	Percent
Name and Address	Sole	Shared	None	Sole	Shared	None		Ownership(1)	of Class

Cullen/Frost Bankers, Inc.	265,592	-0-	1,436,422	198,154	82,968	1,420,892	(2)	4,838,843	8.1%
P. O. Box 1600 San Antonio, Texas 78296

(1)	Cullen/Frost owns no securities of Cullen/Frost for its own account. All of the shares are held by Cullen/Frost’s subsidiary bank, The Frost National Bank. The Frost National Bank has reported that the securities registered in its name as fiduciary or in the names of various of its nominees are owned by many separate accounts. The accounts are governed by separate instruments, which set forth the powers of the fiduciary with regard to the securities held.

(2)	Does not include 3,136,829 shares held by participants in the Cullen/Frost 401(k) Stock Purchase Plan.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Some of the Directors and executive officers of Cullen/Frost, and some of these persons’ associates, are current or past customers of one or more of the Company’s subsidiaries. Since January 1, 2006, transactions between these persons and such subsidiaries have occurred, including borrowings. In addition, the offices of the Hulen Financial Center of The Frost National Bank in Fort Worth, Texas are leased on a long-term basis from OPNB Building J.V., a Texas joint venture of which Mr. R. Denny Alexander, a Director of Cullen/Frost, owns a 13.3 percent interest and is the managing general partner. During 2006, lease payments of $809,455 were made by The Frost National Bank and Frost Insurance Agency, Inc. to OPNB Building J.V. Also, the offices of the North Hulen Motor Bank in Fort Worth, Texas are on a long-term ground lease with Edwards Geren Ltd., of which Mr. Crawford H. Edwards, Director of Cullen/Frost, is a partner. During 2006, lease payments of $31,000 were made by Summit Bank, which is now The Frost National Bank. In the opinion of management, all of the foregoing transactions, including borrowings, have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility. Additional transactions may take place in the future.

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

The Company regularly monitors its business dealings and those of its Directors and executive officers to determine whether any existing or proposed transactions would require proxy disclosure under Item 404(a) of Regulation S-K. In addition, our Code of Business Conduct and Ethics requires Directors and executive officers to notify the Company of any relationships or transactions that may present a conflict of interest including those involving family members. Our Directors and executive officers are also required to complete a questionnaire on an annual basis designed to elicit information regarding any such related-party transactions.

When the Company becomes aware of a proposed or existing transaction with a related party, the Company’s Corporate Counsel/Secretary, in consultation with management and external counsel, as appropriate, determines whether the transaction would require proxy disclosure as a related-party transaction. If such a determination is made, management and the Company’s Corporate Counsel/Secretary, in consultation with external counsel, determine whether, in its view, the transaction should be permitted, whether it should be modified to avoid any potential conflict of interest, should be terminated, or whether some other action should be taken. Such action is then referred to the Company’s Corporate Governance and Nominating Committee, at its next meeting (or earlier, if appropriate), for review and final determination as it deems appropriate.

APPROVAL OF 2007 OUTSIDE DIRECTORS INCENTIVE PLAN
(Item 2 On Proxy Card)

On January 25, 2007, the Board of Directors approved for submission to the shareholders the Cullen/Frost Bankers, Inc. 2007 Outside Directors Incentive Plan (the “2007 Plan” or “Plan”), as set forth in Annex A to this proxy statement. The following resolution seeking approval of the Plan will be introduced at the shareholders meeting:

RESOLVED, That the Cullen/Frost Bankers, Inc. 2007 Outside Directors Incentive Plan adopted by the Board of Directors, as set forth in Annex A to the proxy statement for this meeting, is hereby approved and authorized.

The Board of Directors recommends a vote FOR this resolution.

Background

The Board of Directors adopted the 1997 Director Stock Plan on May 28, 1997. The ability to grant stock options has enabled the Company to provide compensation to Directors of the Company that is competitive with that of other, similar companies. The Company further wishes to grant other long-term incentive compensation to Directors, which was not provided for under the 1997 Director Stock Plan. Therefore, the Board of Directors wishes to adopt the 2007 Plan. The Plan will become effective as of the date of shareholder approval and if approved, no further awards will be granted under the 1997 Director Stock Plan.

As of December 31, 2006 Cullen/Frost’s active stock plans had an aggregate of 2,386,025 shares remaining available for grant, of which 295,800 shares were grantable as full-value awards under the 2005 Omnibus Plan and 50,000 shares were available for option grants under the 1997 Director Stock Plan. Cullen/Frost does not anticipate granting any new awards under the 1997 Director Stock Plan between December 31, 2006 and the 2007 Shareholder meeting date.

Description of the 2007 Outside Directors Incentive Plan

The following description of the Plan is a summary of its material terms and provisions. It is not intended to be a complete description of the Plan, and a copy of the entire Plan is located in Annex A of this proxy statement.

Nature and Purpose

The purpose of the Plan is to advance the interests of the Company and its shareholders through awards that gives outside Directors (Directors who sit on the Board of Directors of the Company but who are not employees of the Company) a personal stake in the Company’s growth, development, and financial success. Awards under the Plan are designed to motivate outside Directors to devote their best efforts to the business of the Company. They will also help the Company attract and retain the services of outside Directors who are in a position to make significant contributions to the Company’s future success.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. The Plan is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

The Compensation and Benefits Committee of the Board of Directors, (“Committee”) administers the Plan. Members of the Committee are appointed by the Board of Directors from among its members and may be removed by the Board of Directors in its discretion. The Committee has broad discretion to construe, interpret and administer the Plan, to select the individuals to be granted Plan awards, to determine the number of shares to be subject to each Plan award, and to determine the terms, conditions and duration of each award.

The Committee’s decisions will be conclusive, final and binding upon all parties. No member of the Committee will be liable for any action or determination made with respect to the Plan or any award granted under the Plan. To the fullest extent permitted by law, the Company will indemnify the members of the Committee against reasonable expenses incurred in connection with any action taken against them with respect to the Plan or any option granted under the Plan.

Eligibility

The Committee has the exclusive right, subject to applicable law, to determine or delegate the authority to determine those persons who will be granted awards under the Plan. Subject to the foregoing, any outside Director may be granted awards under the Plan.

Shares Available

The Plan permits the award of five hundred thousand (500,000) shares of the Company’s Common Stock. No more than fifty thousand (50,000) of those shares may be full-value awards, which are awards in a form other than options. In addition, shares tendered to the Company which cease to be outstanding other than by reason of their having been exercised or settled in vested and nonforfeitable shares will be available again for grant under the Plan.

The annual award limits of the Plan include the following:

•	Options: The maximum aggregate number of shares subject to options granted in any one plan year to any one participant shall be fifty thousand (50,000) plus the amount of the participant’s unused applicable annual award limit for options as of the close of the previous plan year.

•	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to awards of restricted stock or restricted stock units in any one plan year to any one participant shall be fifty thousand (50,000) plus the amount of the participant’s unused applicable annual award limit for restricted stock or restricted stock units as of the close of the previous plan year.

•	Other Stock-Based Awards: The maximum aggregate grant with respect to other stock-based awards in any one plan year to any one participant shall be fifty thousand (50,000) shares.

The Committee, in order to prevent dilution or enlargement of a Participant’s rights under the Plan, shall substitute or adjust the number and kind of shares that may be issued under the Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards in the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction.

Granting of Awards

The Committee shall have authority to grant the following types of awards subject to the following conditions:

•	Nonqualified and Incentive Stock Options: All stock options must have a maximum life of no more than ten years from the date of grant. At the time of grant, the Committee shall determine the exercise price for any stock options. In no event, however, may the exercise price be less than 100% of the fair market value of the Company’s common stock at the time of grant. At the time of exercise, payment in full of the exercise price shall be paid in cash, shares of common stock valued at their fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

•	Restricted Stock and Restricted Stock Units: The Committee may award common stock to a participant as a portion of the participant’s remuneration. In doing so, the Committee, in its discretion, may impose conditions or restrictions on the award of common stock. The Committee may also award restricted stock units which are similar to restricted stock except that no shares are actually awarded on the date of grant.

•	Other Stock-Based Awards: The Committee may grant other types of equity-based or equity-related awards. These awards may be paid in either common stock or cash.

Federal Tax Consequences

The following discussion of the federal income tax consequences of awards granted under the Plan is intended only as a summary of the present federal income tax treatment of awards. These laws are highly technical and are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options:  Nonqualified stock options granted under the Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

•	Restricted Stock: The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

•	Restricted Stock Units: Generally, a participant will not recognize ordinary income until common stock, cash, or other property become payable under the restricted stock unit, even if the award vests in an earlier year. The Company will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

•	Other Stock-Based Awards: The fair market value of any common stock or other property a participant receives in connection with other stock-based awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Amendment and Termination of the Plan

Except as provided in the Plan, the Committee may alter, amend, suspend, or modify the Plan and any outstanding award in whole or in part. Outstanding stock options will not generally be repriced, replaced, or regranted through cancellation, and no material amendment of the Plan will be made, without shareholder approval if required by law, regulation, or stock exchange rule.

The Plan will terminate after 10 years or, if sooner, when all shares reserved under the Plan have been issued. At any time, the Board of Directors may terminate the Plan. The termination of the Plan will not affect outstanding options in any way.

Additional Information

In the event the Plan is terminated, recipients of awards under the Plan shall retain all rights to such awards in accordance with the terms of the awards. In the event of a termination of service by an award recipient, the Committee shall determine the length of time that a participant has to exercise a stock option and the extent to which the recipient can retain the rights to restricted stock, restricted stock units, and other stock-based awards.

In the event of a change in control, the Committee shall determine the length of time that a participant has to exercise a stock option and the extent to which the recipient can retain the rights to restricted stock, restricted stock units, and other stock-based awards.

The Committee may provide for the payment of dividends on shares of common stock granted in connection with awards or dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award.

On, March 5, 2007, the closing price of a share of Cullen/Frost Bankers, Inc.’s common stock on the New York Stock Exchange was $52.19.

New Plan Benefits

The Committee, in its discretion, will determine awards granted under the Plan, and therefore, the Company is unable to determine the awards that will be granted in the future under the Plan. The Committee is also unable to determine the type and amount of awards that would have been awarded to the outside Directors as a group during the 2006 fiscal year if the Plan had been in effect. However, the following table shows the type and amount of awards that the outside Directors would have received had they received the same awards under the Plan in 2006 as they actually received under the 1997 Director Stock Plan then in effect. Only outside Directors are eligible to participate in this Plan.

Cullen/Frost Bankers, Inc. 2007 Outside Directors Incentive Plan

Dollar
Value of
		Dollar		Dollar	Other	Other
	Number	Value of	Shares of	Value of	Stock-	Stock-
	of Stock	Stock	Restricted	Restricted	Based	Based
Name and Position	Options	Options(1)	Stock	Stock	Awards	Awards

All current non-employee directors (10 people)	20,000	253,270	—	—	—	—

(1)	Amounts shown represent the amount of stock-based compensation expense related to stock options that would have been recognized during 2006 in accordance with SFAS 123R. As the options vest immediately, the amount of expense for 2006 is based upon the grant date fair value of stock options actually granted under the 1997 Director Stock Plan during 2006.

Stock-Based Compensation Plans

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2006, segregated between stock-based compensation plans approved by shareholders and stock-based compensation plans not approved by shareholders, is presented in the table below. Additional information regarding stock-based compensation plans is presented in Note 13 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC.

	Number of shares to be	Weighted-average	Number of shares
	issued upon exercise of	exercise price of	available for future
Plan Category	outstanding awards	outstanding awards	grants

Plans approved by shareholders	4,545,195	$41.19	2,386,025
Plans not approved by shareholders	—	—	—
Total	4,545,195	$41.19	2,386,025

SELECTION OF AUDITORS
(Item 3 On Proxy Card)

The Board of Directors recommends that the shareholders of the Company ratify the selection of Ernst & Young LLP, certified public accountants, as independent auditors of Cullen/Frost. Ernst & Young LLP have audited the financial statements of Cullen/Frost since 1969.

Neither Cullen/Frost’s Articles of Incorporation or Bylaws require that the shareholders ratify the selection of Ernst & Young LLP as its independent auditors. Cullen/Frost is doing so because it believes it is a matter of good corporate practice. Should the shareholders not ratify the selection, the Audit Committee will reconsider its determination to retain Ernst & Young LLP, but may elect to continue to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that the change would be in the best interests of Cullen/Frost and its shareholders.

The following table provides information on fees paid by Cullen/Frost to Ernst & Young LLP.

Fees Paid To Independent Auditors

	2006	2005

Audit Fees(1)	$731,275.00	$701,440.00
Audit-Related Fees(2)	$345,600.00	$264,750.00
Tax Fees(3)	$106,550.00	$46,150.00
All Other Fees	$0.00	$0.00

Total Fees	$1,183,425.00	$1,012,340.00

(1)	Audit fees for 2006 include fees for the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

(2)	Audit-related fees are fees for audits of employee benefit plans, audits of Trust Department collective investment funds, internal control reviews of Trust Department employee benefit operations and consultation concerning financial accounting and reporting standards.

(3)	Tax fees are fees for review of the tax return, assistance with examination by taxing authorities, preparation of the Form 5500 for the employee retirement plan and for the Trust Department collective investment funds and consultation and technical advice on tax matters.

The Audit Committee pre-approves each audit and non-audit service provided by Ernst & Young LLP to Cullen/Frost. Pursuant to the Audit Committee’s charter, the Audit Committee has delegated to each of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Representatives from Ernst & Young LLP are not expected to be present at the Annual Meeting. If any shareholder desires to ask Ernst & Young LLP an appropriate question, management will ensure that the question is sent to them and that an appropriate response is made directly to the shareholder.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of Cullen/Frost’s financial statements, (ii) Cullen/Frost’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of the independent auditors and Cullen/Frost’s internal audit function. The Audit Committee operates pursuant to a written charter that is available at www.frostbank.com or in print, by contacting the Corporate Secretary, Stan McCormick at 100 West Houston Street, San Antonio, Texas 78205. The Committee met six times in 2006. The Board has determined that each member of the Audit Committee is independent within the meaning of the NYSE’s rules and the SEC’s rules. The Board has also determined that each member of the Audit Committee is “financially literate” and that at least one member of the Audit Committee has “accounting or related financial management expertise,” in each case within the meaning of the NYSE’s rules. In addition, the Board has determined that Mr. Ruben M. Escobedo is an “audit committee financial expert” within the meaning of the SEC’s rules.

Management of Cullen/Frost is responsible for the preparation, presentation and integrity of Cullen/Frost’s financial statements, for the effectiveness of internal control over financial reporting and for the maintenance of appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Cullen/Frost’s financial statements, expressing an opinion as to conformity with generally accepted accounting principles and auditing management’s assessment of internal control over financial reporting. Members of the Audit Committee are not full-time employees of Cullen/Frost and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Accordingly, as described above, the Audit Committee provides oversight of the responsibilities of management and the independent auditors.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2006 be filed with the Securities and Exchange Commission.

Ruben M. Escobedo, Committee Chairman
Royce S. Caldwell
Richard M. Kleberg, III

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers to file reports with the Securities and Exchange Commission and the NYSE relating to their ownership and changes in ownership of the Company’s Common Stock. Based on information provided by the Company’s Directors and executive officers and a review of such reports, the Company believes that all required reports were filed on a timely basis during 2006, except that Mr. Richard W. Evans, Jr., Mr. Patrick B. Frost and Mr. Phillip D. Green made a late filing with respect to the withholding of restricted Common Stock upon vesting to pay withholding taxes.

SHAREHOLDER PROPOSALS

To be eligible under the Securities and Exchange Commission’s shareholder proposal rule (Rule 14a-8) for inclusion in Cullen/Frost’s proxy statement, proxy card, and presentation at Cullen/Frost’s 2008 Annual Meeting of Shareholders (currently scheduled to be held on April 24, 2008), a proper shareholder proposal must be received by Cullen/Frost at its principal offices no later than November 27, 2007. For a proper shareholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at Cullen/Frost’s 2008 Annual Meeting, timely notice thereof must be received by Cullen/Frost not less than 60 days nor more than 90 days before the date of the meeting (for an April 24, 2008 meeting, the date on which the 2008 Annual Meeting is currently scheduled, notice is required no earlier than January 25, 2008 and no later than February 22, 2008). The notice must be in the manner and form required by Cullen/Frost’s Bylaws. If the date of the 2008 Annual Meeting is changed, the dates set forth above will change.

OTHER MATTERS

Management of Cullen/Frost knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy as to those other matters.

By Order of the Board of Directors,

STAN McCORMICK
Corporate Secretary

Dated: March 26, 2007

A copy of Cullen/Frost’s 2006 Annual Report on Form 10-K is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Cullen/Frost Bankers, Inc., Attention: Greg Parker, 100 West Houston Street, San Antonio, Texas 78205. Shareholders may obtain copies of Cullen/Frost’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the charters for its Audit Committee, Compensation and Benefits Committee, and Corporate Governance and Nominating Committee, by writing to the same address. In addition, copies are available on Cullen/Frost’s website at www.frostbank.com.

ANNEX A

Cullen/Frost Bankers, Inc.
2007 Outside Directors Incentive Plan

Article 1.  Establishment, Purpose, and Duration

1.1	Establishment. Cullen/Frost Bankers, Inc. (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2007 Outside Directors Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Restricted Stock and Restricted Stock Units.

This Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2	Purpose of this Plan. The objectives of the Plan are to link the interests of Outside Directors to those of the Company’s stockholders by providing for the ability to pay some or all of the Outside Director’s compensation through stock options, restricted stock and restricted stock units and to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Outside Directors who make significant contributions to the Company’s success and to allow Outside Directors to share in the success of the Company.

1.3	Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no new Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.  Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act. The Committee shall not designate the Company as an Affiliate if in doing so it results in noncompliance with Code Section 409A.

2.2	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Restricted Stock or Restricted Stock Units.

2.3	“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.4	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.5	“Change of Control” means any of the following events:

(a)	Any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a transaction (other than one described in (b) below) in which Company Voting Securities are acquired from the Company, if a majority of the incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (iv) does not constitute a Change of Control under this paragraph (a);

(b)	The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among (and only among) the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least 50% of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such business combination; or

(c)	During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a) or (b) of this section) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d)	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.

2.6	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.7	“Committee” means the Compensation and Benefits Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan; provided that the Committee shall consist entirely of Outside Directors.

2.8	“Company” means Cullen/Frost Bankers, Inc. and any successor thereto as provided in Article 15 herein.

2.9	“Effective Date” has the meaning set forth in Section 1.1.

2.10	“Employee” means any person designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.11	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.12	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate, however, such determination shall be made in compliance with Code Section 409A, as appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. Notwithstanding anything to the contrary, the Committee’s determination of FMV for the exercise price for stock options shall be consistent with the meaning of “fair market value” under Section 409A of the Code.

2.13	“Full Value Award” means an Award other than in the form of a NQSO and which is settled by the issuance of Shares.

2.14	“Nonqualified Stock Option” “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.15	“Option” means a Nonqualified Stock Option, as described in Article 6.

2.16	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.17	“Other Stock-Based Award” means an Award granted to a Participant pursuant to Article 8.

2.18	“Outside Director” means an individual who is a member of the Board of Directors, but is not an Employee of the Company.

2.19	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.20	“Plan” means the Cullen/Frost Bankers, Inc. 2007 Outside Directors Incentive Plan.

2.21	“Plan Year” means the calendar year.

2.22	“Restricted Stock” means an Award granted to a Participant pursuant to Article 7.

2.23	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 7, except no Shares are actually awarded to the Participant on the date of grant.

2.24	“Share” means a share of common stock of the Company, $.01 par value per share.

2.25	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3.  Administration

3.1	General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2	Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements determining whether, to what extent, and under what circumstances Awards may be settled or exercised and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended, construing any ambiguous provision of the Plan or any Award Agreement and, subject to Article 13, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3	Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

Article 4.	Shares Subject to this Plan and Maximum Awards

4.1	Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for grant to Participants under this Plan on or after the Effective Date (the “Share Authorization”) shall be five hundred thousand (500,000) Shares.

(b)	Of the Shares reserved for grant under Section 4.1(a) of this Plan, no more than fifty thousand (50,000) of the reserved Shares may be granted pursuant to Full Value Awards.

4.2	Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation,

or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares delivered to or withheld by the Company to pay the exercise price of an Option or the withholding taxes related to any Award, or (ii) Shares repurchased on the open market with the proceeds of an Option exercise. The Shares available for grant under this Plan may be authorized and unissued Shares or treasury Shares.

4.3	Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be fifty thousand (50,000) plus the amount of the Participant’s unused applicable Annual Award Limit for Options as of the close of the previous Plan Year.

(b)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be fifty thousand (50,000) plus the amount of the Participant’s unused applicable Annual Award Limit for Restricted Stock or Restricted Stock Units as of the close of the previous Plan Year.

(c)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Article 8 in any one Plan Year to any one Participant shall be fifty thousand (50,000).

4.4	Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect (or related to) such changes or distributions and to modify any other terms of outstanding Awards. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 12, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Article 5.  Eligibility and Participation

5.1	Eligibility. Individuals eligible to participate in this Plan include all Outside Directors.

5.2	Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6.  Stock Options

6.1	Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. However, a Participant who provides services to an Affiliate and/or Subsidiary may only be granted Options to the extent the Affiliate and/or Subsidiary is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

6.2	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

6.3	Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4	Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5	Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve.

6.6	Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Options is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7	Termination of Provision of Services. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the

Participant’s provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.8	No Other Feature of Deferral. No Option granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested.

Article 7.  Restricted Stock and Restricted Stock Units

7.1	Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

7.2	Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

7.3	Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

7.4	Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Cullen/Frost Bankers, Inc. 2007 Outside Directors Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Cullen/Frost Bankers, Inc.

7.5	Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

7.6	Termination of Provision of Services. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7	Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 8.  Other Stock-Based Awards

8.1	Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

8.2	Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.

8.3	Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

8.4	Termination of Provision of Services. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 9.  Transferability of Awards

9.1	Transferability. Except as provided in Section 9.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death.

9.2	Committee Action. The Committee may, in its discretion, upon written request from a Participant, determine that notwithstanding Section 9.1, any or all of the Participant’s Awards shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value as defined in the General Instructions to Form S-8 and that only the Participant to which the Award had been granted, a “family member” (as defined in Section 9.4 below) of such Participant, or a charity may be a transferee of such Award. Such a request and determination may be made at the time an Award is granted or at any time thereafter.

9.3	Domestic Relations Orders. Without limiting the generality of Section 9.1, and notwithstanding Section 9.2, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

9.4	Family Member. For purposes of Section 9.2, “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

Article 10.  Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award (other than an Option), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents may, in the sole discretion of the Committee, accrue interest or be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 11.  Benefits Upon Death

Awards remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to the Participant’s estate and may be exercised by the Participant’s executor, administrator, or authorized legal representative.

Article 12.  Rights of Participants

12.1	Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 12, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

12.2	Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.3	Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 13.	Amendment, Modification, Suspension, and Termination

13.1	Amendment, Modification, Suspension, and Termination. Subject to Section 13.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.4, Options issued under this Plan will not be repriced, replaced by any other Awards, or regranted through cancellation, or by lowering the Option Price of a previously granted Option, and no material amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange Listed Company Manual issuer rules.

13.2	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

13.3	Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 13.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

13.4	Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 14.  Withholding

14.1	Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

14.2	Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 15.  Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 16.  General Provisions

16.1	Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of provision of services for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

16.2	Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

16.3	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

16.4	Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.5	Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.6	Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

16.7	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.8	Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

16.9	Participants Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Participants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Outside Directors outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 16.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

16.10	Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

16.11	Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

16.12	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

16.13	Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

16.14	Deferred Compensation. It is intended that any Award made under this Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with the requirements of Code Section 409A.

16.15	Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

16.16	No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

16.17	Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

16.18	Indemnification. Subject to requirements of Texas law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an employee of the Company to whom authority was delegated in accordance with Article 3, (each, an “Indemnified Person”) shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING
OF CULLEN/FROST BANKERS, INC.
     The undersigned hereby revoking all proxies previously granted, appoints T.C. FROST, RICHARD W. EVANS, JR., and PATRICK B. FROST, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. on April 26, 2007 and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
(Continued and to be dated and signed on the reverse.)

CULLEN/FROST BANKERS, INC.
P.O. BOX 11100
NEW YORK, N.Y. 10203-0100

(1) Election of Directors:	CLASS II: Richard W. Evans, Jr., Karen E. Jennings, Richard M. Kleberg, III, Horace Wilkins, Jr.

CLASS III: T.C. Frost

FOR all nominees	WITHHOLD AUTHORITY to vote	*EXCEPTIONS: FOR
listed above	for all nominees listed above	all nominees except
those listed below
☐	☐	☐

*Exceptions

(2) To approve the Cullen/Frost Bankers, Inc. 2007 Outside Directors Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

(3) To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost Bankers, Inc. for the fiscal year that began January 1, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Address Change
and/or Comments Mark Here ☐

Signature should correspond with the printed name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such, or when more than one owner, each should sign.

Dated:	, 2007

(Signature of Shareholder)

(Signature of Shareholder)

Votes must be indicated
PLEASE BE CERTAIN THAT YOU HAVE DATED AND SIGNED THIS PROXY. RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.	(x) in Black or Blue ink. ☐